As filed with the Securities and Exchange Commission on May 5, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	98-1141883
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1075 West Georgia Street

Vancouver, British Columbia V6E 3C9

(Address of Principal Executive Offices)

Equity Incentive Plan

(Full Title of the Plans)

Anthony Maretic

Chief Financial Officer

City Office REIT, Inc.

1075 West Georgia Street

Suite 2600

Vancouver, British Columbia, V6E 3C9

Tel: (604) 806-3366

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Stephen T. Giove, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

Telephone: (212) 848-4000

Facsimile: (212) 848-7179

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,263,580	$12.49	$15,782,114.20	$2,033.00

(1)	Represents the maximum number of shares of common stock of City Office REIT, Inc. (the “Registrant”), $0.01 par value per share (“Common Stock”), approved for issuance under the Registrant’s Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that may be offered and issued under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or other similar transaction, effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating the registration fee. The fee is based on a price of $12.49, the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on April 30, 2014.

PART I

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*	Information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of the Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Equity Incentive Plan (the “Plan”) covered by this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act.

PART II

Item 3.	Incorporation of Certain Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by City Office REIT, Inc. (the “Registrant”) under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Prospectus filed with the Commission on April 16, 2014 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-11, as amended (File No. 333-193219), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

(b) The description of the common stock of the Registrant, $0.01 par value per share, contained in the Company’s Registration Statement on Form 8-A (File No. 001-36409) filed with the Commission on April 8, 2014 under Section 12(b) of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

All documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Maryland General Corporation Law (the “MGCL”) permits us to include a provision in our charter eliminating the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates our directors’ and officers’ liability to the maximum extent permitted by the MGCL.

The MGCL requires us (unless our charter were to provide otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding, or any claim, issue or matter in any proceeding, to which he or she is made a party by reason of his or her service in that capacity.

The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received; however, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us, and our amended and restated bylaws obligate us, to the maximum extent permitted by the MGCL, to indemnify any individual who is made or threatened to be made a party to or witness in a proceeding by reason of his or her service:

•	as our director or officer; or

•	while a director or officer and at our request, as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and amended and restated bylaws also permit us to indemnify and advance expenses to any individual who served any of our predecessors in any of the capacities described above and any employee or agent of us or any of our predecessors.

We are currently party to, or intend to enter into, indemnification agreements with our directors and executive officers. These agreements require, or will require, us to indemnify these individuals to the fullest extent permitted under the MGCL against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that, in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Name

4.1*	Form of Articles of Amendment and Restatement of City Office REIT, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11).

4.3*	Form of Amended and Restated Bylaws of City Office REIT, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11).

4.4*	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11).

10.1*	Form of Equity Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-11).

5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in the signature pages to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-193219).

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Canada, on May 5, 2014.

CITY OFFICE REIT, INC.

By:	/s/ James Farrar
James Farrar
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint James Farrar, Anthony Maretic and Gregory Tylee, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of May, 2014.

Signature	Title

/s/ James Farrar	Chief Executive Officer and Director (Principal Executive Officer)
James Farrar

/s/ Anthony Maretic	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)
Anthony Maretic

/s/ Gregory Tylee	Chief Operating Officer and President
Gregory Tylee

/s/ Samuel Belzberg	Director
Samuel Belzberg

/s/ William Flatt	Director
William Flatt

/s/ John McLernon	Director
John McLernon

/s/ Mark Murski	Director
Mark Murski

/s/ Stephen Shraiberg	Director
Stephen Shraiberg

EXHIBIT INDEX

Exhibit Number	Name

4.1*	Form of Articles of Amendment and Restatement of City Office REIT, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11).

4.3*	Form of Amended and Restated Bylaws of City Office REIT, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11).

4.4*	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11).

10.1*	Form of Equity Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-11).

5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Ballard Spahr LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in the signature pages to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-193219).